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                            California Microwae, Inc.
                        Computation of Per Share Earnings
                                   Exhibit 11
                    (In thousands, except per share amounts)

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
                                                Three Months Ended          Three Months Ended
                                                December 31, 1995            December 31, 1994
                                                ------------------          ------------------

PRIMARY - EPS:
-------------

Net income, as reported                              $ 3,648                    $ 5,943
                                                     =======                    =======

Average shares outstanding                            15,852                     15,473

Add - Common stock equivalents of Company's
stock options using the treasury stock method            277                        800
                                                     -------                    -------

Average shares and equivalents - Primary              16,129                     16,273
                                                     =======                    =======

Net income per share - Primary                       $   .23                    $   .37
                                                     =======                    =======

FULLY DILUTED - EPS:

Net income, as reported                              $ 3,648                    $ 5,943

Add back interest, net of taxes                          562                        554
                                                     -------                    -------

Net income for fully diluted                         $ 4,210                    $ 6,497
                                                     =======                    =======

Average shares and equivalents - primary              16,129                     16,273

Add- additional common stock equivalents of
the Company's stock options                              -0-                        156

Add - Shares to be issued at conversion of
Convertible Debentures                                 2,222                      2,222
                                                     -------                    -------

Average shares and equivalents - Fully Diluted        18,351                     18,651
                                                     =======                    =======

Net income per share - Fully Diluted                 $   .23                    $   .35
                                                     =======                    =======
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